                                                                  EXHIBIT 11 (a)

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                       Computation of Net Income Per Share
                      (Thousands, except per share amounts)


--------------------------------------------------------------------------------

                                               Year Ended June 30,

                                         1996         1995         1994
                                        -------      -------      -------
   Average Shares Outstanding

1. Average common shares
   outstanding                           12,303(A)    11,551(A)    11,319(A)

2. Net additional shares
   outstanding assuming stock
   options exercised and
   proceeds used to purchase
   treasury stock                           264          197          231
                                        -------      -------      -------

3. Adjusted average common
   shares outstanding for
   fully diluted computation             12,567       11,748       11,550
                                        =======      =======      =======


   Net Income

4. Net income as reported in
   statements of consolidated
   income                               $23,334      $16,909      $12,687
                                        =======      =======      =======

   Net Income Per Share

5. Net income per average
   common share outstanding
   (4/1)                                $  1.90      $  1.46      $  1.12
                                        =======      =======      =======

6. Net income per common
   share on a fully
   dilutive basis (4/3)                 $  1.86(B)   $  1.44(B)   $  1.10(B)
                                        =======      =======      =======

(A) All per share data have been restated to reflect a three for two stock split effective December 4, 1995.

(B) Amount is not presented in the statements as the dilutive effect is less than 3%.


                                                                  EXHIBIT 11 (a)

             APPLIED INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARIES
             ------------------------------------------------------
                       Computation of Net Income Per Share
                                   (Unaudited)
                      (Thousands, except per share amounts)


--------------------------------------------------------------------------------

                                                         Nine Months Ended
                                                             March 31
                                                     1997              1996
                                                    -------           -------
   Average Shares Outstanding

1. Average common shares
   outstanding                                       12,390            12,285

2. Net additional shares
   outstanding assuming stock
   options exercised and
   proceeds used to purchase
   treasury stock                                       337               274
                                                    -------           -------

3. Adjusted average common
   shares outstanding for
   fully diluted computation                         12,727            12,559
                                                    =======           =======


   Net Income

4. Net income as reported in
   statements of consolidated
   income                                           $18,163           $15,826
                                                    =======           =======

   Net Income Per Share

5. Net income per average
   common share outstanding
   (4/1)                                            $  1.47           $  1.29
                                                    =======           =======

6. Net income per common
   share on a fully
   dilutive basis (4/3)                             $  1.43(A)        $  1.26(A)
                                                    =======           =======

(A) Fully diluted net income per share is not presented as the dilutive effect is less than 3%.